Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61080) pertaining to the Qualstar Corporation 1998 Employee Stock Incentive Plan of our report dated August 10, 2005, with respect to the consolidated financial statements and schedule of Qualstar Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP
September 26, 2005
Woodland Hills, CA